Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference of our report, dated September 7, 2006 relating to our audit of the consolidated financial statements and the financial statement schedule, appearing in this Annual Report on Form 10-K of Lantronix, Inc. for the year ended June 30, 2006 in the previously filed Registration Statements of Lantronix, Inc. on Form S-8 (File Nos. 333-45182, 333-54870, 333-63000, 333-72322, 333-85238, 333-85230, 333-013395, 333-116726, 333-121000 and 333-129282).

/s/ MCGLADREY & PULLEN, LLP

Irvine, California
September 7, 2006